ITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OPPENHEIMER REVENUE WEIGHTED ETF TRUST
(Exact name of registrant as specified in its Trust Instrument)

Delaware                                                                                                                                           See Below
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

2005 Market Street, Suite 2020, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

Item 1.	Descriptions of Registrant’s Securities to be Registered.

This Form 8-A/A is being filed for the purpose of changing the name of certain investment portfolios of the registrant as set forth below, which registered their shares of beneficial interest under a former name pursuant to Section 12(b) of the Exchange Act pursuant to a Form 8-A previously filed on September 11, 2013 (SEC Accession No. 0001582816-13-000117).

A description of the shares of beneficial interest, no par value, of Oppenheimer Revenue Weighted ETF Trust (formerly, RevenueShares ETF Trust) (the “Trust”) registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-139501; 811-21993), which description is incorporated herein by reference.

Oppenheimer Emerging Market Revenue ETF                                                                                                                           46-2984739
(formerly, RevenueShares Emerging Market Fund)

Oppenheimer Ultra Dividend Revenue ETF                                                                                                                                46-2980007
(formerly, RevenueShares Ultra Dividend Fund)

Item 2.	Exhibits

1.           The Trust’s Second Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-139501; 811-21993), as filed with the Securities and Exchange Commission via EDGAR on February 13, 2008.

2.           The Trust’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-139501; 811-21993), as filed with the Securities and Exchange Commission via EDGAR on February 13, 2008.

3.           Amendment No. 1, dated September 21, 2015, to the Trust’s Amended and Restated By-Laws is incorporated herein by reference to Exhibit (b)(2) to Post-Effective Amendment No. 28 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-139501; 811-21993), as filed with the Securities and Exchange Commission via EDGAR on October 28, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 18th day of December, 2015.

OPPENHEIMER REVENUE WEIGHTED ETF TRUST

By:           _________________________________
Name:         Justin V. Lowry
Title:           Vice President